UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
      PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE AT OF 1934


                Date of report (Date of earliest event reported):
                                February 7, 2006


                               EPICEPT CORPORATION
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             (Exact Name of Registrant as Specified in Its Charter)


                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)


        000-51290                                         52-1841431
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(Commission File Number)                       (IRS Employer Identification No.)


270 Sylvan Avenue
Englewood Cliffs, New Jersey                                      07632
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(Address of Principal Executive Offices)                        (Zip Code)


                                 (201) 894-8980
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              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 7, 2006, the registrant, EpiCept Corporation (the "Company") entered into a Securities Purchase Agreement, a copy of which is attached hereto as
Exhibit 10.1, with certain institutional investors for the private placement (the "Financing") of approximately 4.1 million shares of the Company's common stock, par value $0.0001 per share (the "Common Stock"), at price of $2.85 per share and warrants to purchase approximately 1.0 million shares of Common Stock (the "Warrants," and together with the Common Stock and the common stock of the Company issuable upon exercise of the Warrants, the "Securities"). Gross proceeds to the Company from the sale of the securities will be approximately $11.6 million.

The Warrants, the form of which is attached hereto as Exhibit 10.2, are exercisable for common stock of the Company at $4.00 per share until February 7, 2011, beginning 6 months from the date they are issued. The exercise price and number of shares issueable upon exercise are subject to adjustment in the event of stock splits or dividends, business combinations, sale of assets or other similar transactions but not as a result of future transactions at lower prices.

The Securities have not been registered under the Securities Act of 1933, or any state securities laws. The sales of the Securities were deemed to be exempt from registration in reliance on Section 4(2) of the Securities Act or Regulation D or Regulation S promulgated thereunder as transactions by an issuer not involving any public offering. All recipients were accredited investors or non-U.S. persons, as those terms is defined in the Securities Act and the regulations promulgated thereunder. The recipients of Securities represented their intention to acquire the Securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and Warrants.

In connection with the execution of the Securities Purchase Agreement, the Company also intends to enter into a Registration Rights Agreement, the form of which is attached hereto as Exhibit 10.3. Under the Registration Rights Agreement, the Company will be obligated to register the Common Stock and the shares of common stock of the Company issuable upon exercise of the Warrants, for resale on a registration statement to be filed the earlier of (i) 45 days after the closing date or (ii) the 5th calendar day following the date the Company files its Annual Report on Form 10-K for the year ended December 31, 2005. The registration statement must be timely filed and become effective within 120 days of closing or 150 days of closing should the Commission require a "full review," or the Company will incur certain monetary penalties.

The Company intends to use the proceeds of the offering to meet its working capital needs. The closing of the offering is subject to customary closing conditions.

The foregoing is a summary of the terms of the Securities Purchase Agreement, the Registration Rights Agreement and the Warrants and does not purport to be complete and is qualified in its entirety by reference to the full text of each of those documents, copies of which are filed as exhibits to this Current Report.

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
The Company issued a press release announcing the transaction on February 8, 2006. A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 3.02   UNREGISTERED SALES OF EQUITY SECURITIES

The information set forth under Item 1.01 is hereby incorporated by reference into this Item 3.02.

ITEM 9.01   FINANCIAL STATEMENT AND EXHIBITS.

(c) Exhibits.

         10.1     Securities Purchase Agreement dated February 7, 2006.
         10.2     Form of Warrant.
         10.3     Registration Rights Agreement dated February 7, 2006.
         99.1     Press release dated February 8, 2006.
























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
                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        EPICEPT CORPORATION

                                        By: /s/ Robert W. Cook
                                            -------------------------------
                                        Name: Robert W. Cook
                                        Title: Chief Financial Officer


Date: February 8, 2006






















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
                                  EXHIBIT INDEX

         No.      Description
         ---      -----------

         10.1     Securities Purchase Agreement dated February 7, 2006.
         10.2     Form of Warrant.
         10.3     Registration Rights Agreement dated February 7, 2006.
         99.1     Press release dated February 8, 2006.























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